Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Tara Szerpicki
Investor Relations
Boykin Lodging Company
(216) 430-1333
InvestorRelations@boykinlodging.com
Boykin Lodging Announces Reopening of Hilton Melbourne Beach Oceanfront
Cleveland, Ohio, August 14, 2006—Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust (REIT), today announced that its Hilton Melbourne Beach Oceanfront hotel has resumed operations. The 118-room property, located directly on the Atlantic Ocean, had been closed since suffering damage as a result of Hurricane Frances in September 2004. Approximately 100 of the rooms are now available and the remaining rooms will be phased into operations over the remainder of the year. The guestrooms and baths have been completely renovated with their finishes complying with Hilton’s new construction standards. In addition, the ballroom, meeting space, restaurant, lounge and other public spaces have also been completely renovated.
Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns interests in 20 hotels containing a total of 5,637 rooms located in 13 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company’s website at http://www.boykinlodging.com.
Forward Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the expected effects, timing and completion of the proposed transactions, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. For example, among other things, (1) the Company may be unable to obtain shareholder approval required for its proposed merger with Braveheart Investors LP; (2) conditions to the closing of the proposed merger may not be satisfied; (3) the proposed merger may involve unexpected costs or unexpected liabilities; (4) the businesses of the Company may suffer as a result of uncertainty surrounding the proposed merger; (5) there is shareholder litigation pending against the Company and its directors with respect to the contemplated transactions; and (6) the Company may be adversely affected by economic, business, and/or competitive factors, including real estate conditions, and hotel acquisition and disposition programs. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at http://www.boykinlodging.com and http://www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It:
In connection with the proposed transaction, a definitive proxy statement of Boykin Lodging Company and other materials have been filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BOYKIN LODGING COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (as available) as well as other filed documents containing information about Boykin Lodging Company at http://www.sec.gov, the SEC’s free website. Free copies of Boykin Lodging Company’s SEC filings are also available on Boykin Lodging Company’s website, http://www.boykinlodging.com.

Participants in the Solicitation:
Boykin Lodging Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Boykin Lodging Company’s shareholders with respect to the proposed transaction. INFORMATION REGARDING BOYKIN LODGING COMPANY’S EXECUTIVE OFFICERS AND DIRECTORS IS SET FORTH IN THE COMPANY’S PROXY STATEMENTS FILED ON APRIL 25, 2006 AND AUGUST 4, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities, holdings or otherwise, are set forth in the definitive proxy statement and other material filed with the SEC in connection with the proposed transaction.